UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2008
POLYPORE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-32266	43-2049334

(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277

(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A amends the Current Report on Form 8-K (the “8-K”) of Polypore International, Inc. (“Polypore”) filed with the Securities and Exchange Commission on May 28, 2008. The 8-K reported Polypore’s completion of its acquisition of 100% of the outstanding capital stock of Yurie-Wide Corporation, a South Korean company, also known as Yurie-Wide, Inc., subsequently changed to Celgard Korea, Inc. (“Yurie-Wide”). This report provides the financial statements and pro forma financial information required under Item 9.01 of Form 8-K. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Polypore that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Polypore. The unaudited pro forma combined financial statements do not reflect any changes in operations and associated cost savings that Polypore has implemented or may implement with respect to the combined companies.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Audited financial statements of Yurie-Wide as of and for the year ended December 31, 2007, and the accompanying Report of Independent Registered Public Accounting Firm, are filed herewith as Exhibit 99.1.
Unaudited interim financial statements of Yurie-Wide as of March 31, 2008 and for the three months ended March 31, 2008 and March 31, 2007, respectively, are filed herewith as Exhibit 99.2.
(b) Pro Forma Financial Information.
Unaudited pro forma combined financial statements of Polypore as of March 29, 2008, for the three months ended March 29, 2008 and for the year ended December 29, 2007 are filed herewith as Exhibit 99.3.
(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Hanshin Accounting Corporation

99.1	Audited financial statements of Yurie-Wide as of and for the year ended December 31, 2007

99.2	Unaudited financial statements of Yurie-Wide as of March 31, 2008 and for the three months ended March 31, 2008 and March 31, 2007

99.3	Unaudited pro forma combined financial statements of Polypore International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC. (Registrant)
Date: August 6, 2008	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer